SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2007

GLOBAL EPOINT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane, City of Industry, California 91789
(Address of principal executive offices)

(909) 869-1688
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

On December 6, 2007, we entered into a non-binding letter of intent with a certain aviation company with annual revenue of approximately $50 million.  The company is a leading manufacturer and supplier in the commercial aviation sector including aircraft manufacturers, aircraft major component original equipment manufacturers and commercial airlines, and has over 900 people employed worldwide. Pursuant to the letter of intent, we propose to enter into a joint venture whereby we will contribute certain assets of Global Airworks, Inc. to the joint venture in exchange for $1.5 million and 49.9% interest in the joint venture.  The aviation company will receive 50.1% interest in the joint venture by contributing equity financing and a standby letter of credit of $1.5 million and $5 million, respectively. They will also contribute $1.5 million to the joint venture in exchange for subordinated debt issued by the joint venture with a five year maturity.  The estimated total amount of financing for the joint venture is $8 million.

Pursuant to the letter of intent, we have agreed to a period of exclusivity, to expire March 5, 2008, to allow for adequate time to complete due diligence for both parties and for each party to obtain their respective shareholder approvals.

Subject to the completion of definitive agreements, we intend to file with the Securities and Exchange Commission a proxy statement, and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the proxy statement regarding the proposed acquisition, if and when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement, if and when available, and other documents filed by us at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may be obtained, if and when available, from us by directing such request to Global ePoint, Inc. 339 S. Cheryl Lane, City of Industry, California 91789, Attention: Investor Relations.

The proposed transaction is subject to certain risks and uncertainties and there can be no assurance we will be able to consummate the transaction or, if we are able to consummate the joint venture transaction, that we will be able to derive the expected benefits from such transaction.  For example, our agreement is nonbinding (except for the 90 day exclusive dealing period) and there is no commitment on the part of either party to enter into or consummate a definitive agreement.  Even if we are able to consummate the joint venture, there can be no assurance we will be able to derive the expected benefits of the proposed transaction. We caution readers not to place undue reliance on the proposed joint venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 11, 2007	GLOBAL EPOINT, INC.

/s/ Daryl F. Gates
Daryl F. Gates, Chief Executive Officer